UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

RESOLUTE FOREST PRODUCTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Resolute Forest Products Inc. 111 Duke Street, Suite 5000 Montreal, Quebec, Canada		H3C 2M1
(Address of principal executive offices)		(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

On May 22, 2014, Resolute Forest Products Inc. (the “Company”) determined that it would permanently close the currently-idled paper machine at its Catawba mill in South Carolina. The machine has been indeterminately idled since June of 2012.

As a result of the announcement, the Company expects to record an accelerated depreciation charge of $45 million to reduce the carrying value of the fixed asset to its residual value and a charge of $3 million for the write down of mill stores inventory. Total future cash expenditures associated with these items are expected to be negligible.

Item 5.07	Submission of Matters to a vote of Securityholders

(a)	The Company held its annual meeting of stockholders on May 23, 2014.

(b)	The stockholders:

•	elected each of the nine director nominees to hold office until the 2015 annual meeting of stockholders, or until his or her successor has been elected and qualified;

•	ratified the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the 2014 fiscal year; and

•	adopted a non-binding resolution approving executive compensation.

1.	Vote on the election of directors:

	For	Withheld	Broker non-votes
Michel P. Desbiens	80,500,139	481,670	3,289,945
Jennifer C. Dolan	80,506,029	475,780	3,289,945
Richard D. Falconer	80,503,934	477,875	3,289,945
Richard Garneau	80,504,023	477,786	3,289,945
Jeffrey A. Hearn	80,508,650	473,159	3,289,945
Bradley P. Martin	79,542,979	1,438,830	3,289,945
Alain Rhéaume	80,506,009	475,800	3,289,945
Michael S. Rousseau	80,506,775	475,034	3,289,945
David H. Wilkins	80,505,180	476,629	3,289,945

2.	Vote on the ratification of the appointment of PricewaterhouseCoopers LLP:

For	84,108,243
Against	41,827
Abstain	121,684

3.	Advisory vote to approve executive compensation:

For	80,192,530
Against	660,745
Abstain	128,534
Non-votes	3,289,945

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

Date: May 29, 2014	By:	/s/ Jacques P. Vachon
	Name:	Jacques P. Vachon
	Title:	Senior Vice President and Chief Legal Officer

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